UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2026

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter)

Israel	001-16174	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interpace Parkway, #3

Parsippany NJ, 07054 USA

(Address of principal executive offices) (Zip Code)

+973-658-0301

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share	TEVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 10, 2026, Teva Pharmaceutical Industries Limited (the “Company”) issued a press release announcing the pricing of the Securities (as defined below). A copy of the related press release issued by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

The information in this Item 7.01 and Exhibit 99.1 hereto is being furnished to the Securities and Exchange Commission (the “Commission”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Item 8.01	Other Events

On September 9, 2026, Teva Pharmaceutical Finance Netherlands II B.V. (“Teva Finance II”), Teva Pharmaceutical Finance Netherlands III B.V. (“Teva Finance III”), Teva Pharmaceutical Finance Netherlands IV B.V. (“Teva Finance IV” and together with Teva Finance II and Teva Finance III, the “Issuers”) and, the Company, as guarantor, entered into an underwriting agreement (the “Underwriting Agreement”) with BNP PARIBAS, BNP Paribas Securities Corp., Citigroup Global Markets Europe AG, Citigroup Global Markets Inc., Goldman Sachs Bank Europe SE, J.P. Morgan SE and J.P. Morgan Securities LLC, as representatives for the underwriters named in Schedule 1 annexed thereto (the “Underwriters”), providing for the offer and sale by (a) Teva Finance II of (x) €1,000,000,000 aggregate principal amount of 4.250% Senior Notes due 2033 (the “2033 Euro Notes”) and (y) €500,000,000 aggregate principal amount of 4.625% Senior Notes due 2036 (the “2036 Euro Notes” and together with the 2033 Euro Notes, the “Euro Notes”), (b) Teva Finance III of (x) $1,000,000,000 aggregate principal amount of 5.500% Senior Notes due 2034 (the “2034 USD Notes”) and (y) $1,000,000,000 aggregate principal amount of 5.750% Senior Notes due 2037 (the “2037 USD Notes”), and (c) Teva Finance IV of $1,200,000,000 aggregate principal amount of 5.250% Senior Notes due 2032 (the “2032 USD Notes” and together with the 2034 USD Notes and 2037 USD Notes, the “USD Notes” and, together with the Euro Notes, the “Securities”). The sale of the Securities is expected to close on September 16, 2026.

The offering of the 2033 Euro Notes was priced at 98.756% of the €1,000,000,000 principal amount of the 2033 Euro Notes to be issued. The offering of the 2036 Euro Notes was priced at 98.327% of the €500,000,000 principal amount of the 2036 Euro Notes to be issued. The offering of the 2034 USD Notes was priced at 98.659% of the $1,000,000,000 principal amount of the 2034 USD Notes to be issued. The offering of the 2037 USD Notes was priced at 98.520% of the $1,000,000,000 principal amount of the 2037 USD Notes to be issued. The offering of the 2032 USD Notes was priced at 98.993% of the $1,200,000,000 principal amount of the 2032 USD Notes to be issued.

The offering of the Securities was registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being made pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-284770) and the prospectus included therein (the “Registration Statement”), filed by the Company with the Commission on February 7, 2025, and the prospectus supplement relating thereto, dated September 7, 2026, and filed with the Commission on September 8, 2026 pursuant to Rule 424(b) promulgated under the Securities Act. The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Issuers. It also provides for customary indemnification by each of the Company, the Issuers and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the copy thereof which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit

1.1	Underwriting Agreement, dated as of September 9, 2026, among the Issuers, the Company, BNP PARIBAS, BNP Paribas Securities Corp., Citigroup Global Markets Europe AG, Citigroup Global Markets Inc., Goldman Sachs Bank Europe SE, J.P. Morgan SE and J.P. Morgan Securities LLC, as representatives for the underwriters named in Schedule 1 annexed thereto.

99.1	Press Release dated September 10, 2026.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2026

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Eli Kalif
Name:	Eli Kalif
Title:	Executive Vice President, Chief Financial Officer

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